Exhibit 23.01


                       CONSENT OF INDEPENDENT ACCOUNTANTS

         We hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of our report dated July 24, 1997, which appears on page 28 of Premisys Communications, Inc.'s Annual Report on Form 10-K for the year ended June 27, 1997.


/s/ Price Waterhouse LLP
------------------------

PRICE WATERHOUSE LLP
San Jose California
April 8, 1998